EXHIBIT 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of Georgia-Carolina Bancshares, Inc. (the “Company”) on Form 10-Q for the quarterly period ended March 31, 2007 as filed with the Securities and Exchange Commission on or about the date hereof (the “Report”), the undersigned, Patrick G. Blanchard, President and Chief Executive Officer of the Company, and Bradley J. Gregory, Sr. Senior Vice President and Chief Financial Officer of the Company, do hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of our knowledge:
     (1) The Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and
     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Patrick G. Blanchard Patrick G. Blanchard President and Chief Executive Officer May 15, 2007

/s/ Bradley J. Gregory, Sr. Bradley J. Gregory, Sr. Senior Vice President and Chief Financial Officer May 15, 2007